                                                                    EXHIBIT 23.1


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of our report dated February 4, 1998, on the December 31, 1997 consolidated financial statements of Digital Generation Systems, Inc., which report appears in Digital Generation Systems, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1997, filed with the Securities and Exchange Commission on March 31, 1998. We also consent to the reference to us under the heading "Experts" in such Prospectus.


                                        ARTHUR ANDERSEN LLP

San Francisco, California,
December 22, 1998